UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 3, 2007

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Ave., Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2007, DOR BioPharma, Inc. (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) with Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”), which grants Sigma-Tau an exclusive right to negotiate terms and conditions for a possible business transaction or strategic alliance regarding the Company’s lead product, orBec® (oral beclomethasone dipropionate), and potentially other Company pipeline compounds until March 1, 2007. In consideration for entering into the Letter of Intent, Sigma-Tau has agreed to purchase $1 million of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the market price of $0.246 per share, representing 4,065,041 shares of common stock, and has contributed an additional $2 million in cash. The $2 million contribution will be considered an advance payment to be deducted from future payments due to the Company by Sigma-Tau pursuant to any future orBec® commercialization arrangement reached between the two parties.

If the parties do not execute definitive agreements relating to a business transaction or strategic alliance regarding the Company’s lead product, orBec® (oral beclomethasone dipropionate), and potentially other Company pipeline compounds by March 1, 2007 or if Sigma-Tau terminates the Letter of Intent at an earlier date, the Company will be required to return the $2 million to Sigma-Tau within 60 days. If the Company does not return the $2 million to Sigma-Tau in cash by May 31, 2007, interest will accrue at a rate of 6% compounded annually, and Sigma-Tau will have the option, in its sole discretion, to convert the accrued amount into Common Stock at a price per share equal to 80% of the average closing price of Common Stock for the five business days immediately preceding the date such election is made.

The closing of the transaction relating to a business transaction or strategic alliance regarding the Company’s lead product, orBec® (oral beclomethasone dipropionate), and potentially other Company pipeline compounds is subject to execution of definitive agreements between the parties, containing such representations, warranties, covenants, conditions, indemnities and limitations as are customary in a transaction of this kind. The Company has granted Sigma-Tau demand and piggy-back registration rights with regard to the shares issued, and to be issued upon election, to Sigma-Tau.

A copy of the Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

Under the terms of Letter of Intent described in Item 1.01 above, the Company has agreed to issue 4,065,041 shares of Common Stock, to Sigma-Tau, for gross proceeds of $1 million. Such securities were issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The net proceeds from the sale of the securities will be used for working capital and general corporate purposes.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits:

10.1 Letter of Intent dated January 3, 2007 by and between DOR BioPharma, Inc. and Sigma-Tau Pharmaceuticals, Inc.
99.1 Press release issued by DOR BioPharma, Inc. on January 4, 2007.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

By: /s/ Christopher J. Schaber
Name: Christopher J. Schaber
Title: Chief Executive Officer

Date: January 4, 2007

EXHIBIT INDEX

Exhibit  No. Description

10.1	Letter of Intent dated January 3, 2007 by and between DOR BioPharma, Inc. and Sigma-Tau Pharmaceuticals, Inc.
99.1	Press release issued by DOR BioPharma, Inc. on January 4, 2007.